Exhibit 1.A(3)(b)(iv)

                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT


         The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life Insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A



        FUNDS AVAILABLE UNDER THE                SEPARATE ACCOUNTS                  CONTRACTS FUNDED BY THE SEPARATE
                 POLICIES                       UTILIZING THE FUNDS                             ACCOUNTS
AIM V.I. Government Securities Fund        Separate Account Al           o   THE EXCHEQUER VARIABLE ANNUITY

AIM V.I. Capital Appreciation Fund         Separate Account Ll           o   FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                      o   FIRSTLINE II VARIABLE UNIVERSAL LIFE
                                                                         o   STRATEGIC ADVANTAGE VARIABLE
                                                                                   UNIVERSAL LIFE
                                                                         o   STRATEGIC ADVANTAGE II VARIABLE
                                                                                   UNIVERSAL LIFE
                                                                         o   VARIABLE LAST SURVIVOR UNIVERSAL
                                                                                   LIFE



         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  May 20, 1999




                                              AIM VARIABLE INSURANCE FUNDS, INC.


Attest:_____________________________          By:_____________________________
Name:  Nancy L. Martin                        Name:  Robert H. Graham
Title:  Assistant Secretary                   Title:  President


(SEAL)





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




                                      SECURITY LIFE OF DENVER INSURANCE COMPANY


Attest:__________________________     By:   __________________________
Name:  __________________________     Name:  Gary W. Waggoner
Title: __________________________     Title:  Vice President


(SEAL)



                                      ING AMERICA EQUITIES, INC.


Attest:__________________________     By:   __________________________
Name:  __________________________     Name:  Carol D. Hard
Title: __________________________     Title:  President

(SEAL)
















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